UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: November 26, 2012
(Date of earliest event reported)

CMG HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	000-51770 --------------------------------	87-0733770 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Hudson Street, Suite 303
New York, New York  10013
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(Address of principal executive offices) (Zip Code)

646.688.6381
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(Registrant’s telephone no., including area code)

5601 Biscayne Boulevard
Miami, Florida 33137
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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2012, the holders of 162,186,624 shares of CMG Holdings Group, Inc. (the “Company”) $0.001 par value per share common stock (“Common Stock”), constituting approximately 55% of CMGO’s total outstanding Common Stock have acted by written consent to replace James Ennis and Michael Vandetty as directors as well as to make the following changes to the CMGO By-Laws:

Article II, Section 5 has been replaced with the following:

SECTION 5.  VACANCIES.  Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason may only be filled by the vote of not less than a majority of the outstanding shares of the corporation entitled to vote.

Article IX, Section 1 has been replaced with the following:

SECTION 1.  PROCEDURE FOR AMENDING BY-LAWS.  By-laws of the corporation may be adopted, amended or repealed at any meeting of the shareholders notice of which shall have referred to the proposed action or  by the affirmative vote of the holders of a majority of the outstanding voting stock of the corporation; and be it further

The following persons have been elected as members of the Board of Directors:

1.           Jeffrey Devlin, age 65, has been Executive Producer/Partner of Original Film, a movie production company, since 2002. He is also currently and since 2003 been the Chief Executive Officer of MediaLogic, an international consultancy and television production company and since November 2011 he has been Chief Marketing Officer and a director of The Broadsmoore Group, an investment advisory and merchant banking firm. Mr. Devlin has over 25 years of production experience in the advertising and entertainment industries. Mr. Devlin is currently a member of the Board of Directors of the United States Equestrian Team, Somerset Hills Handicapped Riders, Board of Advisors of Atari, and Executive Committee for the Association of Independent Commercial Producers (AICP). He is also a senior advisor to Sirius XM Satellite Radio.

Mr. Devlin received a Bachelor’s degree from Bethel University in Nashville, Tennessee and completed graduate courses at Dartmouth College in Hanover, New Hampshire.

2.           Barry Kernan, age 48, is a graduate of St. Eunan's College an College of Marketing & Design in Dublin Ireland. Mr. Kernan  has worked for Superquinn Supermarkets and has owned supermarket and diner businesses which he has sold.  Mr. Kernan is currently an entrepreneur operating several businesses in Ireland.

3.           Declan Keegan, age 39, is an Ireland based financial advisor with 18 years of experience advising pre-IPO companies in the U.K. and U.S who has worked with Bank of Ireland and other Ireland based financial institutions.

4.           Ian Thompson, age 31, is an accountant and qualified financial advisor. Mr. Thompson has worked with RBS Group and Bank of Ireland.

None of the newly elected directors has received any consideration from the Company or its shareholders and it is expected that each director will enter into a compensation arrangement with the Company.  There are no current understandings or arrangements with or among the newly elected directors, or the shareholders who elected them, to elect new directors or with respect to other matters, including a further change in control.

Item 8.01                      Other Events.

The Company plans to begin a new policy of providing bi-monthly business updates to keep its shareholders apprised of developments as they occur.  The Company looks forward to reshaping its image and moving forward with XA The Experiential Agency, Inc. as the primary driver of its future business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CMG HOLDINGS, INC.

Date: December 13, 2012	/s/ JEFFREY DEVLIN
Name: Jeffrey Devlin
Its: Director